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                                                                  EXHIBIT 1(d)


                             ARTICLES OF CORRECTION
                                       OF
                  NUVEEN PREMIUM INCOME MUNICIPAL FUND 4, INC.
                 (PURSUANT TO MINNESOTA STATUTES, SECTION 5.16)

                  In order to correct that Statement Establishing and Fixing the Rights and Preferences of Municipal Auction Rate Cumulative Preferred Stock ("MuniPreferred(R)") of Nuveen Premium Income Municipal Fund 4, Inc., as filed with the Minnesota Secretary of State on June 1, 1993, the undersigned hereby makes the following statements:

                  1. The name of the person who signed and filed the instrument is James J. Wesolowski, Vice President and Secretary of Nuveen Premium Income Municipal Fund 4, Inc. (the "Fund"). These Articles of Correction are signed by such person or by a person authorized to sign on his behalf.

                  2. The instrument to be corrected is that Statement Establishing and Fixing the Rights and Preferences of Municipal Auction Rate Cumulative Preferred Stock ("MuniPreferred(R)") of the Fund filed with the Minnesota Secretary of State on June 1, 1993 (the "Statement").

                  3. The error to be corrected is the original issuance date of the three series of Preferred Stock to be created by the Statement.

                  4. The following portions of the Statement are hereby set forth in their corrected form as follows:

                  Appendix A, Section 1, line 3 of the Statement shall read in its entirety as follows: "Each share of Series T MuniPreferred shall be issued on June 4, 1993; have an Applicable".

                  Appendix A, Section 1, line 12 of the Statement shall read in its entirety as follows: "Each share of Series TH MuniPreferred shall be issued on June 4, 1993; have an Applicable Rate for its".



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                  Appendix A, Section 1, line 21 of the Statement shall read in its entirety as follows: "Each share of Series F MuniPreferred shall be issued on June 4, 1993; have an Applicable Rate for its".

Dated: June 2, 1993.

                                 Nuveen Premium Income Municipal Fund 4, Inc.


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